Exhibit 99.1

ImmunityBio Announces Execution of $75 Million Equity Financing with an Institutional Investor

CULVER CITY, Calif., April 8, 2025 — ImmunityBio, Inc. (NASDAQ: IBRX), a leading immunotherapy company, today announced that it has executed financing to provide further working capital and support its ongoing business operations. The Company entered into a securities purchase agreement for a registered direct offering with a single institutional investor, providing for the issuance of common stock of ImmunityBio as well as warrants for the purchase of additional shares of common stock of ImmunityBio that is expected to result in gross proceeds at closing of approximately $75 million before deducting any offering-related expenses, subject to customary closing conditions. If fully exercised, the warrants could result in additional gross proceeds of up to approximately $90 million.

The securities to be sold by the Company are offered under its automatic shelf registration statement on Form S-3 (Registration No. 333-278770). A final prospectus supplement, which contains additional information relating to the offering, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ImmunityBio

ImmunityBio is a vertically-integrated biotechnology company developing next-generation therapies and vaccines that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s range of immunotherapy and cell therapy platforms, alone and together, act to drive and sustain an immune response with the goal of creating durable and safe protection against disease. Designated an FDA Breakthrough Therapy, ANKTIVA is the first FDA-approved immunotherapy for non-muscle invasive bladder cancer CIS that activates natural killer cells, T cells, and memory T cells for a long-duration response. The Company is applying its science and platforms to treating cancers, including the development of potential cancer vaccines, as well as developing immunotherapies and cell therapies that we believe sharply reduce or eliminate the need for standard high-dose chemotherapy. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases. For more information, visit ImmunityBio.com (Founder’s Vision) and connect with us on X (Twitter), Facebook, LinkedIn, and Instagram.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the timing and size of the proposed offering, the potential exercise of the warrants being offered and resulting additional proceeds to the Company, the anticipated closing of the equity financing described herein and use of proceeds to be received from such financing, the application of the Company’s science and platforms to treat cancers or develop cancer vaccines, immunotherapies and cell therapies that reduce or eliminate the need for standard high-dose chemotherapy. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) whether the equity financing transaction described herein will close on the timeline anticipated, if at all, (ii) those related to the regulatory submission, filing and review process and the timing thereof, (iii) the ability of ImmunityBio to fund its ongoing and anticipated clinical trials, (iv) whether clinical trials will result in registrational pathways, (v) whether clinical trial data will be accepted by regulatory agencies, (vi) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs through itself and/or its investigators, and the timing and success of any such continued preclinical and clinical development, patient enrollment and planned regulatory submissions, (vii) potential delays in product availability, regulatory approvals, and reimbursement decisions, (viii) ImmunityBio’s ability to retain and hire key personnel, (ix) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (x) potential product shortages or manufacturing disruptions that may impact the availability and timing of product, (xi) ImmunityBio’s ability to successfully commercialize its approved product and product candidates, (xii) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its approved product and future approved products, and (xiii) ImmunityBio’s ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for its product candidates and technologies. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 3, 2025, and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.

Contacts:

Investors

Hemanth Ramaprakash, PhD, MBA

+1-858-746-9289

Hemanth.Ramaprakash@ImmunityBio.com

Media

Sarah Singleton

+1-415-290-8045

Sarah.Singleton@ImmunityBio.com